Exhibit 23.9

北京国富会计师事务所（特殊普通合伙） Crowe China Certified Public Accountants
地址:北京市海淀区西四环中 路 16 号院 2 号楼 3 层 邮编:10039 电话:010-8821 6011

CONSENT OF CROWE CHINA CERTIFIED PUBLIC ACCOUNTANTS

Flag Ship Acquisition Corporation

26 Broadway, Suite 934

New York, New York 10004

August 14, 2025

Ladies and Gentlemen:

We hereby consents to references to our name in the registration statement on Form F-4 (together with any amendments thereto, the “Registration Statement”) in relation to the merger among Flag Ship Acquisition Corporation, Great Rich Technologies Limited and its subsidiaries filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and any other future filings with the SEC, including filings on Form 20-F or Form 6-K or other SEC filings (collectively, the “SEC Filings”).

The foregoing is not to be construed as our consent to the filing of our financial due diligence report on Great Rich Technologies Limited, as described in the Registration Statement, as an exhibit to the Registration Statement and no such consent is hereby given.

Yours sincerely,

/s/ Crowe China Certified Public Accountants
Crowe China Certified Public Accountants